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                                                                       EXHIBIT I

                      SCHEDULE 13D GROUP FILING AGREEMENT

                  AGREEMENT by and among Blackhawk Investors, L.L.C., a Delaware limited liability company ("Blackhawk"), Blackhawk Capital Partners, a Texas general partnership ("BCP") and the sole managing member of Blackhawk, Steven A. Webster, an individual ("Webster") and William R. Ziegler, an individual ("Ziegler"), whereby each of them agrees to jointly file a statement on Schedule 13D with the Securities and Exchange Commission (the "Commission"), pursuant to
Section 13D of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Commission thereunder, in connection with their acquisition of certain securities (inclusive of shares of common stock, shares of preferred stock convertible into shares of common stock and shadow warrants to purchase shares of common stock) of Geokinetics Inc. (the "Company"), pursuant to the terms and conditions of that certain Securities Purchase and Exchange Agreement dated as of July 18, 1997 by and among the Company, Blackhawk, BCP, Webster and Ziegler, and any required amendments thereto, and that such Schedule 13D (inclusive of any amendments thereto) with respect to the beneficial ownership of shares of common stock of the Company, shall be deemed to be filed on behalf of each of them.

                  IN WITNESS WHEREOF, each of the undersigned have executed this Agreement as of the 18th day of July, 1997.


                             BLACKHAWK INVESTORS, L.L.C.

                             By: Blackhawk Capital Partners, Managing Member



                             By:/s/ WILLIAM R. ZIEGLER
                                ________________________________________________
                                Name:  William R. Ziegler
                                Title: Partner

                             BLACKHAWK CAPITAL PARTNERS



                             By:/s/ WILLIAM R. ZIEGLER
                                ________________________________________________
                                Name:  William R. Ziegler
                                Title: Partner





                                                            Page 25 of 241 Pages








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                                /s/ STEVEN A. WEBSTER
                                ________________________________________________

                                       Steven A. Webster, Individually



                                /s/ WILLIAM R. ZIEGLER
                                ________________________________________________
                                       William R. Ziegler, Individually

















                                       -2-                  Page 26 of 241 Pages

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